EXHIBIT 23.2

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-1 on Form S-3 of Kodiak Oil & Gas Corp. of our report dated April 12, 2005 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Kodiak Oil & Gas Corp. for the year ended December 31, 2006.

/s/ AMISANO HANSON
_______________________

AMISANO HANSON

Vancouver, Canada

May 11, 2007

750 West Pender Street, Suite 604	Telephone: 604-689-0188
Vancouver Canada	Facsimile: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net